Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.  333-113358, No. 333-100166, No. 33-26002, No. 33-42973, No. 33-42982, No. 33-42975, No. 33-55362, No. 33-88662, No. 333-03003, No. 333-22939, No. 333-22941, No. 333-26681, No. 333-32537, No. 333-45271, No. 333-60887, No. 333-60883, No. 333-68423, No. 333-68415, No. 333-85121, No. 333-85123, No. 333-46598, No. 333-49766, No. 333-49828, No. 333-60864, No. 333-60866, and No. 333-75944) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-52393) of KLA-Tencor Corporation of our report dated August 18, 2004 relating to the financial statements and the financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California August 27, 2004